Exhibit 10.46

AMENDMENT TO SERIES J WARRANT TO PURCHASE SHARES OF PREFERRED STOCK OF BPO MANAGEMENT SERVICES, INC.

This Amendment to Series J Warrant to Purchase Shares of Preferred Stock of BPO Management Services, Inc. (this “Amendment”) is effective as of September __, 2007, by BPO Management Services, Inc., a Delaware corporation (“Issuer”), in favor of ____________________ (“Holder”).  Issuer and Holder are, together, the “Parties.”

RECITALS

WHEREAS, Issuer previously granted to Holder that certain Series J Warrant to Purchase Shares of Preferred Stock of Issuer, which was numbered W-J-07-__, was dated and issued June 13, 2007 (the “Series J Warrant”), and entitled Holder to exercise the Series J Warrant in accordance with the terms contained therein for the purchase of up to ___________ shares of Issuer’s Series D-2 Convertible Preferred Stock (the “Series J Covered Shares”) at an initial per-share Warrant Price (as defined in Section 9 of the Series J Warrant) of $14.40 (the “Series J Original Warrant Price”);

WHEREAS, Issuer also previously granted to Holder (a) that certain Series A Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-A-07-__, was dated and issued June 13, 2007 (the “Series A Warrant”), and entitled Holder to exercise the Series A Warrant in accordance with the terms contained therein for the purchase of up to ________ shares of Issuer’s Common Stock at an initial per-share Warrant Price (as defined in Section 9 of the Series A Warrant) of $0.90; (b) that certain Series B Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-B-07-__, was dated and issued June 13, 2007 (the “Series B Warrant”), and entitled Holder to exercise the Series B Warrant in accordance with the terms contained therein for the purchase of up to ___________ shares of Issuer’s Common Stock at an initial per-share Warrant Price (as defined in Section 9 of the Series B Warrant) of $1.25; (c) that certain Series C Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-C-07-__, was dated and issued June 13, 2007 (the “Series C Warrant”), and entitled Holder to exercise the Series C Warrant in accordance with the terms contained therein for the purchase of up to ___________ shares of Issuer’s Common Stock (the “Series C Covered Shares”) at an initial per-share Warrant Price (as defined in Section 9 of the Series C Warrant) of $1.35 (the “Series C Original Warrant Price”); and (d) that certain Series D Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-D-07-__, was dated and issued June 13, 2007 (the “Series D Warrant” and together with the Series J Warrant, the Series A Warrant, the Series B Warrant, and the Series C Warrant, the “Warrants”), and entitled Holder to exercise the Series D Warrant in accordance with the terms contained therein for the purchase of up to ___________ shares of Issuer’s Common Stock (the “Series D Covered Shares”) at an initial per-share Warrant Price (as defined in Section 9 of the Series D Warrant) of $1.87 (the “Series D Original Warrant Price”);

WHEREAS, Issuer has determined that, in lieu of procuring mezzanine level financing from otherwise unaffiliated third parties (as originally contemplated by such parties) in order to finance the potential acquisition by Issuer of a private entity providing data center outsourcing services to clients located throughout the United States for more than 10 years (the “Potential Acquisition”), it will provide an enhanced opportunity to obtain such financing from Holder and certain other parties who received warrants at the same time and on the same terms as the Warrants (the “Other Warrant Holders”), by offering a reduction to the Series J Original Warrant Price for up to 75% of the Series J Covered Shares, which reduction shall be available until October 10, 2007;

WHEREAS, Issuer has agreed that, since it believes it will be able to obtain the funds it needs to complete the Potential Acquisition (if Issuer determines to proceed with such Potential Acquisition) from the exercise of Series J Warrants held by Holder and Other Warrant Holders, it has concluded that it will not need to and, therefore, will not enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness (as defined in that certain Series D Convertible Preferred Stock Purchase Agreement dated as of June 13, 2007, among Issuer, Holder and Other Warrant Holders (the “Purchase Agreement”)), except as listed on Schedule 2.1(k) to the Purchase Agreement;

WHEREAS, in furtherance of the foregoing, Issuer has also determined that, in the event that Holder exercises any portion of the Series J Covered Shares affected by such reduction to the Series J Original Warrant Price, the Series C Original Warrant Price and Series D Original Warrant Price shall be reduced by amendments to the Series C Warrant and the Series D Warrant  effective for the remainder of the term of the Series C Warrant and the Series D Warrant, respectively, to $0.01 per share and $1.10 per share, respectively, for the same percentage of the Series C Covered Shares and Series D Covered Shares as the percentage of such Series J Covered Shares exercised between the date hereof and October 10, 2007 (i.e., if Holder exercises one-quarter (1/4) of the Series J Covered Shares during said period, the Series C Original Warrant Price and the Series D Original Warrant Price shall be reduced as described herein for one-quarter (1/4) of the Series C Covered Shares and Series D Covered Shares);

WHEREAS, Section 11 of the Series J Warrant requires that the Series J Warrant may only be amended by written instrument(s) executed by Issuer and the holders of warrants exercisable for a majority of the shares of Series D-2 Convertible Preferred Stock of Issuer issuable upon exercise of the then-outstanding Series J Warrants issued to Holder and the Other Warrant Holders (the “Majority Holders”);

WHEREAS, Issuer shall be deemed to have obtained the signature of the Majority Holders upon its receipt of signed acknowledgements to this Amendment and/or the amendments provided to the Other Warrant Holders representing the requisite number of covered shares and, if Holder has not provided its signed acknowledgement to this Amendment by the time Issuer has obtained the written consent of the Majority Holders, Holder’s signature shall only be required to evidence its agreement that this Amendment and the other amendments referenced herein do not trigger the anti-dilution protection set forth in the Warrants; and

WHEREAS, the Parties desire to amend the Series J Warrant to memorialize this understanding and to execute amendments to the Series C Warrant and the Series D Warrant (in form and substance which is substantially similar to this Amendment).

NOW, THEREFORE, in consideration of the promises and covenants made herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENT

1.           Amendment; Covenant.

1.1           Amendment to Series J Warrant.  Effective solely for any exercise by Holder of up to seventy-five percent (75%) of the Series J Covered Shares (i.e., up to ________ shares of Issuer’s Series D-2 Convertible Preferred Stock) (collectively, the “Amended Warrant Price Shares”) occurring during the period commencing on the date hereof and ending on October 10, 2007 (the “Amendment Effective Period”), the “Warrant Price” specified in Section 9 of the Series J Warrant shall be $9.60 per share of such Covered Shares.  With respect to those Amended Warrant Price Shares that were not purchased through the exercise of the Series J Warrant during the Amendment Effective Period, immediately upon expiration thereof and without any further act of the Parties, the Series J Original Warrant Price shall be reinstated to such unpurchased Amended Warrant Price Shares and thereafter apply to all Series J Covered Shares and this Amendment shall be of no further force and effect.  Issuer hereby represents that, concurrently with the delivery of this Amendment to Holder, it is delivering to each of the Other Warrant Holders an amendment to its respective outstanding Series J Warrant for its consideration and acceptance, which amendment is identical to this Amendment in form and substance.  Accordingly, the Parties agree that any exercise of the Warrants held by the Other Warrant Holders at the prices contained herein shall not be deemed to trigger, or give rise to the triggering of, any anti-dilution protection contained in the Warrants.

1.2           Covenant.  Issuer hereby covenants and agrees that, since it believes it will be able to obtain the funds it needs to complete the Potential Acquisition (if Issuer determines to proceed with such Potential Acquisition) from the exercise of Series J Warrants held by Holder and Other Warrant Holders, it will not enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness (as defined in the Purchase Agreement), except as listed on Schedule 2.1(k) to the Purchase Agreement.

ARTICLE 2
MISCELLANEOUS PROVISIONS

2.           Miscellaneous Provisions.

2.1           No Further Amendments.  Except as amended by this Amendment, the Series J Warrant remains unmodified and in full force and effect.  In the event of any inconsistency between the provisions of the Series J Warrant and the provisions of this Amendment, the provisions of this Amendment shall prevail.  This Amendment may only be modified or amended by a written agreement executed by Issuer, and consented to by Holder, with the same formalities and in the same manner as this Amendment.

2.2           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Facsimiles or portable document files transmitted by e-mail containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles or files.

2.3           Binding on Successors. This Amendment shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

2.4           Entire Agreement.  The Series J Warrant as amended by this Amendment contains the entire understanding between the Parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, between the Parties relating to the subject matter hereof that are not fully expressed herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed or have caused a duly authorized officer to execute this Amendment all effective as of the day and year first above written.

ISSUER:

BPO MANAGEMENT SERVICES, INC., a Delaware corporation

By: ______________________________ Name: Patrick A. Dolan Its: Chief Executive Officer

Amendment is acknowledged and consented to:
HOLDER:

By: ______________________________ Name: Its:

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